Exhibit 10.4

COMMENCEMENT DATE AGREEMENT

An Agreement made this 3rd day of December, 2018, by and between SS McEwen, LLC (hereinafter called "Landlord"), and Franklin Synergy Bank (hereinafter called "Tenant").

WITNESSETH:

WHEREAS, on July 25, 2017 Landlord and Tenant entered into a Lease ("Lease") relating to certain Premises located at Carothers Crossing East Shopping Center and

WHEREAS, the term of the Lease has commenced, pursuant to the Lease Summary; and

WHEREAS, the parties desire to confirm the dates of commencement, rent schedule and expiration of the term;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

(1)   The term of the Lease shall commence on December 1, 2018.

(2)   Tenant’s rental obligations under the Lease shall commence on December 1, 2018.

Rent Schedule shall be as follows:

	Minimum Monthly	Minimum Annually
12/1/2018 -11/30/2019	$12.600.00	$151,200.00
12/1/2019 -11/30/2020	$12,852.00	$154,224.00
12/1/2020 - 11/30/2021	$13,109.04	$157,308.48
12/1/2021 -11/30/2022	$13,371.22	$160,454.65
12/1/2022 -11/30/2023	$13,638.65	$163,663.74
12/1/2023 -11/30/2024	$13,911.42	$166,937.02
12/1/2024 -11/30/2025	$14,189.65	$170,275.76
12/1/2025 -11/30/2026	$14,473.44	$173,681.27
12/1/2026 -11/30/2027	$14,762.91	$177,154.90
12/1/2027 -11/30/2028	$15,058.17	$180,698.00

(3)   The initial term of the Lease shall expire on November 30, 2028.

(4)   The Lease is in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed on the date first written above.

TENANT:	LANDLORD:
FRANKLIN SYNERGY BANK	SS MCEWEN, LLC

By: /s/ Sarah Meyerrose	By: /s/ Glen R. Wilson, Manager

Title: EVP / CFO

Date: 12/3/2018	Date: 12/3/2018